Exhibit 99(a)

                              [FIRST BANCORP LOGO]

                                  News Release

For Immediate Release:                                     For More Information,
April 28, 2005                                         Contact:  James H. Garner
                                                                    910-576-6171

                  First Bancorp Reports First Quarter Earnings

     TROY, N.C. - First Bancorp (NASDAQ - FBNC), the parent company of First Bank, announced net income today of $4,716,000, or $0.33 per diluted share, for the three months ended March 31, 2005 compared to net income of $4,720,000, or $0.33 per diluted share, for the same three months in 2004. Share amounts for March 31, 2004 have been adjusted from their originally reported amounts to reflect the 3-for-2 stock split paid on November 15, 2004. As discussed below, the Company's 2005 results were negatively impacted by approximately $325,000 ($195,000 on an after-tax basis) in incremental expenses associated with complying with Section 404 of the Sarbanes-Oxley Act of 2002 and a higher effective tax rate, which negatively impacted net income by approximately $275,000.

     Key performance ratios for the three months ended March 31, 2005 include:
          * Return on average assets of 1.16%
          * Return on average equity of 12.57%
          * Net  charge-offs to average loans of 0.07%
          * Net interest margin of 4.33%
          * Nonperforming assets to total assets at quarter end of 0.40%
          * Efficiency ratio of 58.26%

     Total assets at March 31, 2005 amounted to $1.69 billion, 12.9% higher than a year earlier. Total loans at March 31, 2005 amounted to $1.40 billion, an 11.5% increase from a year earlier, and total deposits amounted to $1.45 billion at March 31, 2005, a 12.3% increase from a year earlier. Approximately $50 million of the year-over-year deposit increase of $158 million relates to wholesale brokered deposits that the Company gathered in the second half of 2004 in order to help fund high loan growth. The Company experienced solid loan and deposit growth during the first quarter of 2005, with loans increasing by $28 million, or 8.3% on an annualized basis, and deposits increasing by $60 million, or 17.3% on an annualized basis. There was no change in the level of the Company's brokered deposits in the first quarter of 2005.

     The increase in loans and deposits over the past twelve months resulted in an increase in the Company's net interest income when comparing the first quarter of 2005 to the first quarter of 2004. Net interest income for the first quarter of 2005 amounted to $16.3 million, a 10.2% increase over the $14.8 million recorded in the first quarter of 2004.

     The positive impact on net interest income from the increases in loans and deposits more than offset a slightly lower net interest margin realized in 2005 compared to 2004. The Company's net interest margin (tax-equivalent net interest income divided by average earning assets) for the first quarter of 2005 was 4.33% compared to 4.37% for the first quarter of 2004. After reaching a recent low of 4.26% in the second quarter of 2004 largely as a result of declining interest rates, the Company's net interest margin has risen slightly in each of the past three quarters, mostly as a result of the rising interest rate environment during those same periods. The positive impact of the rising interest rate environment on the Company's net interest margin has been largely offset by the mix of the Company's deposit growth being more concentrated in the categories of time deposits and time deposits greater than $100,000, the Company's highest cost categories of deposits.

     The Company's provision for loan losses did not vary significantly in 2005 compared to 2004, amounting to $580,000 in the first quarter of 2005 versus $570,000 in the first quarter of 2004. The Company's ratio of annualized net charge-offs to average loans amounted to 7 basis points for each of those three month periods. Although the Company's nonaccrual loans were 25.6% higher at March 31, 2005 ($4.2 million) compared to March 31, 2004 ($3.4 million), the Company's level of internally classified loans, which includes nonaccrual loans, decreased slightly over that same period. The Company's ratio of nonperforming assets to total assets of 0.40% at March 31, 2005 continues to compare favorably to a December 31, 2004 North Carolina state bank average of 0.51%.

     Noninterest income amounted to $3,710,000 for the first quarter of 2005, a 2.2% decrease from the first quarter of 2004. The decrease was primarily a result of a 9.1% decline in service charges on deposit accounts. Service charges on deposit accounts have decreased primarily as a result of the negative impact that higher short term interest rates have on the service charges that the Company earns from its commercial depositors - in the Company's commercial account service charge rate structure, commercial depositors are given "earnings credits" (negatively impacting service charges) on their average deposit balances that are tied to short term interest rates. Also, the Company had security and other losses of $32,000 in the first quarter of 2005 compared to gains of $92,000 in the first quarter of 2004, a negative change of $124,000.

     Noninterest expenses amounted to $11.7 million in the first quarter of 2005, a 9.4% increase over the $10.7 million in 2004. The increase in noninterest expenses is primarily attributable to costs related to the Company's overall growth, as well as annual salary increases. In addition, in the first quarter of 2005, the Company incurred approximately $325,000, ($195,000 on an after-tax basis) in incremental external audit and consultant expenses associated with complying with Section 404 of the Sarbanes-Oxley Act of 2002.

     The Company's effective tax rate was 38.8% in the first quarter of 2005 compared to 35.2% for the first quarter of 2004. The increase in the effective tax rate was a result of the Company changing certain elements of its operating structure in order to avoid controversy with state taxing authorities, as previously disclosed in the Company's press release dated January 28, 2005 (and filed with the Securities and Exchange Commission on Form 8-K on that same date), which announced earnings for 2004, and in the Company's 2004 Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. The higher incremental tax rate negatively impacted the Company's net income by approximately $275,000. The aforementioned Form 8-K and Form 10-K SEC filings contain additional information regarding this matter, including the possibility of tax exposure liability.

     James H. Garner, President and CEO of First Bancorp, commented on today's earnings report, "This was a difficult quarter to achieve earnings growth. The burden associated with complying with Sarbanes-Oxley and the higher tax rate negated the positive earnings generated from increases in our loan and deposit bases. I think it is a real positive that the Company's pretax quarterly income was 5.7% higher than last year on a reported basis and was 10.2% higher if you add back to pretax income the $325,000 in incremental costs associated with complying with Sarbanes-Oxley."

     Mr. Garner added, "I would like to invite our friends and shareholders to our Annual Shareholders Meeting to be held at 3:00 P.M. on May 5, 2005 at the James H. Garner Conference Center located at 211 Burnette Street in Troy. I think you will find the meeting to be informative, and I always enjoy meeting and talking with my fellow shareholders. Also, at this meeting, we will be bidding a fond farewell to two of our long-time directors who are retiring from the Board of Directors - Jesse Capel and Frederick Taylor. These two gentlemen played a large role in making us who we are today. I know you'll want to thank them for their decades of loyal service to First Bancorp."

     Mr. Garner also noted the following corporate developments:

          o The Company opened its newest bank branch in Rose Hill, North Carolina on April 4, 2005. Rose Hill is located in Duplin County, North Carolina, in close proximity to the Company's existing branches in Wallace and Kenansville.

          o The Company has begun construction of new buildings in north Asheboro, Anderson Creek and Salisbury that will replace existing facilities. Also, the Company has begun construction of a new branch in Thomasville, which will complement the existing branch in Thomasville.

          o On February 22, 2005, the Company announced a quarterly dividend of 17 cents per share payable on April 25, 2005 to shareholders of record on March 31, 2005. On a split-adjusted basis, the current dividend rate is an increase of 6.3% over the dividend rate paid in the same period of 2004.

          o There was no stock repurchase activity during the first quarter of 2005.

     First Bancorp is a bank holding company based in Troy, North Carolina with total assets of approximately $1.7 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 60 branch offices, with 54 branches operating in a nineteen county market area in the central piedmont region of North Carolina, 3 branches in Dillon County, South Carolina, and 3 branches in Virginia (Abingdon, Radford, and Wytheville), where First Bank does business as First Bank of Virginia. The Company also has a loan production office in Blacksburg, Virginia. First Bancorp's common stock is traded on the NASDAQ National Market under the symbol FBNC.

     Please visit our website at www.firstbancorp.com. For additional financial data, please see the attached Financial Summary.

     This press release contains statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company's customers, the Company's level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.

================================================================================
                         First Bancorp and Subsidiaries
                                Financial Summary
================================================================================

                                                   Three Months Ended
                                                        March 31,
($ in thousands except                            --------------------   Percent
per share data - unaudited)                         2005         2004     Change
--------------------------------------------------------------------------------

INCOME STATEMENT

Interest income
---------------
   Interest and fees on loans                     $ 21,359      18,003
   Interest on investment securities                 1,284       1,295
   Other interest income                               272          86
                                                  --------      ------
      Total interest income                         22,915      19,384     18.2%
                                                  --------      ------
Interest expense
----------------
   Interest on deposits                              5,700       3,953
   Interest on borrowings                              930         658
                                                  --------      ------
      Total interest expense                         6,630       4,611     43.8%
                                                  --------      ------
        Net interest income                         16,285      14,773     10.2%
Provision for loan losses                              580         570      1.8%
                                                  --------      ------
Net interest income after provision
      for loan losses                               15,705      14,203     10.6%
                                                  --------      ------
Noninterest income
------------------
   Service charges on deposit accounts               2,008       2,209
   Other service charges, commissions, and fees      1,054         896
   Fees from presold mortgages                         238         188
   Commissions from financial product sales            295         312
   Data processing fees                                147          96
   Securities gains                                     --          92
   Other losses                                        (32)         --
                                                  --------      ------
      Total noninterest income                       3,710       3,793     -2.2%
                                                  --------      ------
Noninterest expenses
--------------------
   Personnel expense                                 6,886       6,243
   Occupancy and equipment expense                   1,434       1,456
   Intangibles amortization                             73          95
   Other operating expenses                          3,322       2,919
                                                  --------      ------
      Total noninterest expenses                    11,715      10,713      9.4%
                                                  --------      ------
Income before income taxes                           7,700       7,283      5.7%
Income taxes                                         2,984       2,563     16.4%
                                                  --------      ------
Net income                                        $  4,716       4,720     -0.1%
                                                  ========       =====


Earnings per share - basic (2)                    $   0.33        0.33      0.0%
Earnings per share - diluted (2)                      0.33        0.33      0.0%

ADDITIONAL INCOME STATEMENT
---------------------------
INFORMATION
-----------

   Net interest income, as reported               $ 16,285      14,773
   Tax-equivalent adjustment (1)                       113         123
                                                  --------      ------
   Net interest income, tax-equivalent            $ 16,398      14,896     10.1%
                                                  ========      ======

--------------------------------------------------------------------------------

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax exempt status. This amount has been computed assuming a 39% tax rate and is reduced by the related nondeductible portion of interest expense.
(2) Share data for March 31, 2004 has been adjusted to reflect the 3-for-2 stock split paid on November 15, 2004.

===========================================================================================
                           First Bancorp and Subsidiaries
                             Financial Summary - page 2
===========================================================================================

                                                          Three Months Ended
                                                               March 31,
                                                     ----------------------------   Percent
PERFORMANCE RATIOS (annualized)                          2005           2004        Change
                                                     --------------------------------------

Return on average assets                                      1.16%         1.28%
Return on average equity                                     12.57%        13.09%
Net interest margin - tax equivalent (1)                      4.33%         4.37%
Efficiency ratio - tax equivalent (1) (2)                    58.26%        57.32%
Net charge-offs to average loans                              0.07%         0.07%
Nonperforming assets to total assets (period end)             0.40%         0.33%

SHARE DATA (3)
Cash dividends declared                                 $     0.17          0.16      6.3%
Stated book value                                            10.66         10.14      5.1%
Tangible book value                                           7.17          6.58      9.0%
Common shares outstanding at end of period              14,138,379    14,187,200
Weighted average shares outstanding - basic             14,105,577    14,201,057
Weighted average shares outstanding - diluted           14,363,606    14,474,909
Shareholders' equity to assets                                8.94%         9.63%

AVERAGE BALANCES (in thousands)
Total assets                                            $1,650,624     1,482,987    11.3%
Loans                                                    1,383,216     1,236,076    11.9%
Earning assets                                           1,537,165     1,372,109    12.0%
Deposits                                                 1,414,721     1,260,093    12.3%
Interest-bearing liabilities                             1,318,731     1,182,884    11.5%
Shareholders' equity                                       152,162       145,036     4.9%
-------------------------------------------------------------------------------------------
(1)  See  footnote  1  on  page  1  of  Financial   Summary  for  discussion  of
     tax-equivalent adjustments.
(2)  Calculated by dividing noninterest expense by the sum of tax-equivalent net interest income plus noninterest income.
(3)  Share data for March 31,  2004 has been  adjusted  to reflect  the  3-for-2 stock split paid on November 15, 2004.


TREND INFORMATION
($ in thousands except per share data)
                                                                    For the Three Months Ended
                                                                    --------------------------
                                                  March 31,     Dec. 31,     Sept. 30,     June 30,     March 31,    One Year
                                                    2005         2004          2004         2004          2004        Change
INCOME STATEMENT                                 -----------  -----------  ------------  -----------  ------------  -----------
Net interest income - tax equivalent (1)         $  16,398       16,233       15,659        14,978       14,896        10.1%
Taxable equivalent adjustment (1)                      113          116          118           119          123        -8.1%
Net interest income                                 16,285       16,117       15,541        14,859       14,773        10.2%
Provision for loan losses                              580          825          770           740          570         1.8%
Noninterest income                                   3,710        3,844        4,296         3,912        3,793        -2.2%
Noninterest expense                                 11,715       11,271       11,092        10,622       10,713         9.4%
Income before income taxes                           7,700        7,865        7,975         7,409        7,283         5.7%
Income taxes                                         2,984        2,554        2,778         2,523        2,563        16.4%
Net income                                           4,716        5,311        5,197         4,886        4,720        -0.1%

Earnings per share - basic (2)                        0.33         0.38         0.37          0.34         0.33         0.0%
Earnings per share - diluted (2)                      0.33         0.37         0.36          0.34         0.33         0.0%
===============================================================================================================================

(1)  See  footnote  1  on  page  1  of  Financial   Summary  for  discussion  of
     tax-equivalent adjustments.
(2) Share data for periods ending prior to November 15, 2004 been adjusted to reflect the 3-for-2 stock split paid on November 15, 2004.

===============================================================================================================================
                                            First Bancorp and Subsidiaries
                                              Financial Summary - page 3
===============================================================================================================================

                                                  March 31,    Dec. 31,     Sept. 30,     June 30,      March 31,    One Year
                                                    2005         2004          2004         2004          2004        Change
PERIOD END BALANCES (in thousands)              -----------  -----------  ------------  -----------  ------------  -----------
Assets                                           $1,687,160   $1,638,913     1,610,174    1,558,251     1,494,418        12.9%
Securities                                          127,951      102,579       106,051      112,974       112,915        13.3%
Loans                                             1,395,324    1,367,053     1,337,583    1,297,224     1,251,923        11.5%
Allowance for loan losses                            15,066       14,717        14,351       14,313        13,917         8.3%
Intangible assets                                    49,445       49,330        50,199       50,517        50,621        -2.3%
Deposits                                          1,448,692    1,388,768     1,322,625    1,300,804     1,290,272        12.3%
Borrowings                                           76,239       92,239       132,239      106,000        51,000        49.5%
Shareholders' equity                                150,779      148,478       145,588      143,238       143,929         4.8%


                                                                  For the Three Months Ended
                                                                  --------------------------
                                                  March 31,    Dec. 31,     Sept. 30,     June 30,      March 31,    One Year
                                                    2005         2004          2004         2004          2004        Change(3)
YIELD INFORMATION                               -----------  -----------  ------------  -----------  ------------  -----------
Yield on loans                                        6.26%        6.05%         5.82%        5.74%         5.86%        40 bp
Yield on securities - tax equivalent (1)              4.94%        4.72%         5.15%        4.92%         5.05%       -11 bp
Yield on other earning assets                         2.80%        2.30%         1.99%        1.55%         1.50%       130 bp
   Yield on all interest earning assets               6.08%        5.86%         5.71%        5.60%         5.72%        36 bp

Rate on interest bearing deposits                     1.86%        1.65%         1.49%        1.43%         1.43%        43 bp
Rate on other interest bearing liabilities            4.92%        3.87%         3.37%        3.75%         3.70%       122 bp
   Rate on all interest bearing liabilities           2.04%        1.80%         1.65%        1.56%         1.57%        47 bp

        Interest rate spread - tax  equivalent(1)     4.04%        4.06%         4.06%        4.04%         4.15%       -11 bp

        Net interest  margin - tax  equivalent(2)     4.33%        4.32%         4.28%        4.26%         4.37%        -4 bp

        Average prime rate                            5.44%        4.94%         4.41%        4.00%         4.00%       144 bp

(1)  See  footnote  1  on  page  1  of  Financial   Summary  for  discussion  of
     tax-equivalent adjustments.
(2)  Calculated by dividing  annualized tax  equivalent  net interest  income by average  earning  assets  for  the  period.  See  footnote  1 on  page 1 of
     Financial Summary for discussion of tax-equivalent adjustments.
(3)  Expressed in terms of change in basis points from previous year.


                                                  March 31,    Dec. 31,     Sept. 30,     June 30,      March 31,    One Year
                                                    2005         2004          2004         2004          2004        Change
ASSET QUALITY DATA ($ in thousands)              -----------  -----------  ------------  -----------  ------------  -----------
Nonaccrual loans                                $     4,249        3,707         3,637        3,320         3,383        25.6%
Restructured loans                                       15           17            18           18            20       -25.0%
Accruing loans > 90 days past due                         -            -             -            -             -            -
                                                -----------  -----------  ------------  -----------  ------------
     Total nonperforming loans                        4,264        3,724         3,655        3,338         3,403        25.3%
Other real estate                                     2,401        1,470         1,877        1,857         1,585        51.5%
                                                -----------  -----------  ------------  -----------  ------------
     Total nonperforming assets                 $     6,665        5,194         5,532        5,195         4,988        33.6%
                                                ===========  ===========  ============  ===========  ============
Net charge-offs to average loans - annualized         0.07%        0.14%         0.22%        0.11%         0.07%        0 bp*
Nonperforming loans to total loans                    0.31%        0.27%         0.27%        0.26%         0.27%        4 bp*
Nonperforming assets to total assets                  0.40%        0.32%         0.34%        0.33%         0.33%        7 bp*
Allowance for loan losses to total loans              1.08%        1.08%         1.07%        1.10%         1.11%       -3 bp*

* Expressed in terms of change in basis points from previous year.
===============================================================================================================================